UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2005

Stryker Corporation
(Exact name of registrant as specified in its charter)

Michigan	0-9165	38-1239739
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2725 Fairfield Road, Kalamazoo, Michigan		49002
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 269.385.2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

            Stryker Corporation issued a press release on January 26, 2005 announcing its fourth quarter and year-end 2004 operating results.  A copy of this press release is attached hereto as Exhibit 99.1.

            In its press release, the Company has presented adjusted net earnings that exclude the impact of a purchased in-process research and development charge reflected in the Company's results for the year ended December 31, 2004.  This adjusted non-GAAP financial measure does not replace the presentation of the Company's GAAP financial results.  The Company has provided this supplemental non-GAAP financial measure because it provides meaningful information regarding the Company's results on a consistent and comparable basis for the periods presented.  Management uses this non-GAAP financial measure for reviewing the operating results of its business segments and for analyzing potential future business trends in connection with its budget process.  In addition, the Company believes investors will utilize this information to evaluate period-to-period results and to better understand potential future operating results. The Company encourages investors and other users of these financial statements to review its consolidated financial statements and other publicly-filed reports in their entirety and to not rely solely on any single financial measure.  A reconciliation of reported net earnings to adjusted net earnings before the purchased in-process research and development charge is included in the Company's press release attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1	Press release dated January 26, 2005

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRYKER CORPORATION
(Registrant)

January 26, 2005	/s/ DEAN H. BERGY
Date	Dean H. Bergy
Vice President,
Chief Financial Officer and Secretary
(Principal Financial Officer)

EXHIBIT INDEX

99.1	Press release dated January 26, 2005